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                                                                    EXHIBIT 23.4


                 [LETTERHEAD OF FRANCIS & CO., CPAs]


We hereby consent to the use in this Report on Form 8-K of our report dated February 9, 1996, relating to the financial statements of First National Financial Corporation, Albany, Georgia.


Atlanta, Georgia
July 15, 1996
                                 /s/ Francis and Company, CPAs